EXHIBIT (4) (c) (iii)
                This THIRD SUPPLEMENTAL INDENTURE, dated as of November 20, 2000, between BROWN SHOE COMPANY, INC., a corporation incorporated under the laws of the State of New York and formerly known as Brown Group, Inc. (the "Company"), Clayton License, Inc., a Delaware corporation and BROWN SHOE COMPANY OF CANADA, LTD., a Canadian company (each a "Guarantor" and collectively, the "Guarantors") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee.

                WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 1, 1996, as amended by a certain First Supplemental Indenture, dated as of January 9, 1997 (the "First Supplemental Indenture"), as further amended by a certain Second Supplemental Indenture, dated as of January 23, 1998 (as amended, modified or supplemented from time to time, the "Indenture"); and

                WHEREAS, pursuant to Section 4.17 of the Indenture, the Company covenanted to not permit any Subsidiary, directly or indirectly to assume, guarantee or in any other manner become liable with respect to any other Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Trustee providing for the guarantee of payment of the Securities by such Subsidiary on the same terms as such Subsidiary's assumption or guarantee of such other Indebtedness; and

                WHEREAS, pursuant to the terms of the First Supplemental Indenture, payment of the Securities was guarantied by Brown Group International, a Delaware corporation, Brown Group Retail, Inc., a Pennsylvania corporation, Pagoda Trading Company, Inc., a Missouri corporation and Sidney Rich Associates, Inc., a Missouri corporation, jointly and severally, in accordance with Section 4.17 of the Indenture; and

                WHEREAS, the Company is entering into that certain Credit Agreement dated of even date herewith (the "Credit Agreement") among the Company, as borrower, the lenders listed on the signature pages thereof, and certain of the Company's Subsidiaries, as guarantors of the Company's indebtedness under the Credit Agreement;

                NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows:

                Section 1. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the meanings ascribed thereto in the Indenture.

                Section 2. Guaranty.

                Section 2.1. Guaranty of Guaranteed Obligations. Each of the Guarantors hereby jointly and severally guarantees to the Trustee the prompt payment of the principal of and interest on the Securities (the "Guaranteed Obligations"), in full when due (whether at stated maturity, by acceleration or otherwise) strictly in accordance with the terms thereof. The

Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                Notwithstanding any provision to the contrary contained herein or in the Securities or the Indenture, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

                Section 2.2. Obligations Unconditional. The obligations of the Guarantors under Section 2.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture or the Securities or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Holders have been paid in full and no person or governmental authority shall have any right to request any return or reimbursement of funds from the Holders in connection with monies received under the Securities or the Indenture. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of the Indenture or the Securities shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Indenture or the Securities shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                (iv) any lien granted to, or in favor of, the Trustee as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any person (including, without limitation. any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Trustee exhaust any right, power or remedy or proceed against the Company or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                Section 2.3. Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Trustee and the Holders on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Trustee or the Holders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                Section 2.4. Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Trustee and the Holders on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 6.02 of the Indenture (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 6.02) for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by the Guarantors for purposes of said Section 2.1.

                Section 2.5. Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 2.5), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 2.5 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 2, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 2 (hereafter, the Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 2.5, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Company and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors hereunder) of the Company and all of the Guarantors, all as of the date of this Third Supplemental Indenture (the "Closing Date") (if any person becomes a Guarantor hereunder subsequent to the Closing Date, then for the purposes of this Section 2.5 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

                Section 2.6. Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                Section 3. Construction with Indenture. All of the covenants, agreements and provisions of this Third Supplemental Indenture shall be deemed to be and construed as part of the Indenture to the same extent as if fully set forth therein and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Third Supplemental Indenture, the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

                Section 4. Conflict with Trust Indenture Act. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture or this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

                Section 5. Notices. Any notice or communication shall be sufficiently given if given in accordance with the terms of the Indenture and:

                If to Brown Shoe Company, Inc. to:

                    8300 Maryland Avenue
                    St. Louis, Missouri 63105
                    Attention: Secretary

                If to Brown Shoe Company of Canada, Ltd. to:

                    8300 Maryland Avenue
                    St. Louis, Missouri 63105
                    Attention: Secretary

                If to Clayton License, Inc. to:

                    8300 Maryland Avenue
                    St. Louis, Missouri 63105
                    Attention: Secretary

                In each case, with a copy to:

                    Bryan Cave llp
                    One Metropolitan Square, Suite 3600
                    St. Louis, Missouri 63102
                    Attention: James L. Nouss, Jr., Esq.

                Section 6. Separability. In case any provision in this Third Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                Section 7. Counterparts. This Third Supplemental Indenture may be executed in multiple counterparts and on separate counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                Section 8. Governing Law. The laws of the State of New York shall govern this Third Supplemental Indenture without regard to principles of conflicts of law.

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                IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                             BROWN SHOE COMPANY, INC.

                                                             By: /s/ Andrew M. Rosen
                                                                     Andrew M. Rosen
                                                                     Chief Financial Officer and Treasurer

                                                             CLAYTON LICENSE, INC.

                                                             By: /s/ Andrew M. Rosen
                                                                     Andrew M. Rosen
                                                                     Vice President

                                                             BROWN SHOE COMPANY OF CANADA, LTD.

                                                             By: /s/ Richard C. Schumacher
                                                                        Richard C. Schumacher
                                                                         Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Laura S. Roberson
Name: Laura S. Roberson
Title: Vice President